Exhibit 10.4

EXECUTION VERSION

CONTINUING PERSONAL GUARANTY

December 19, 2019

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodations heretofore or hereafter from time to time made or granted to BETTER CHOICE COMPANY INC., a Delaware corporation (“Borrower”), by BRIDGING FINANCE INC., as Administrative Agent (“Agent”), and the Lenders under the Facilities Agreement (as defined below) and their successors and assigns (collectively the “Creditors”), each of the undersigned Guarantors (each, a “Guarantor” and collectively, jointly and severally, the “Guarantors”) hereby furnishes its continuing guaranty (this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) as follows (capitalized terms used herein shall have the meaning assigned to them herein, and if not herein defined shall have the meaning assigned to them in the Facilities Agreement (as defined below)):

1.          Guaranty.  Each Guarantor hereby absolutely and unconditionally guarantees, as a primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of Borrower to the Creditors arising under that certain Loan Facilities Letter Agreement dated as of December 19, 2019 between Borrower, the Obligors party thereto, Agent, and the Lenders from time to time party thereto (the “Facilities Agreement”), the Credit Documents and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Credit Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof (howsoever fundamental) and all reasonable costs, attorneys’ fees and expenses incurred by the Creditors in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, scheme of arrangement, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any Borrower of any proceeding under any Debtor Relief Laws (subject to the proviso in this sentence, collectively, the “Guaranteed Obligations”); provided that, the liability of the Guarantors hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other applicable law.  Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and, absent any manifest error therein, shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.  The liability of John M. Word, III under this Guaranty (exclusive of liability under any other guaranties executed by the Guarantors) shall not exceed at any one time the total of FIFTEEN MILLION DOLLARS AND NO/100 ($15,000,000.00) for the amount of the Guaranteed Obligations (the “Word Maximum Amount”).  The liability of Lori Taylor under this Guaranty (exclusive of liability under any other guaranties executed by the Guarantors) shall not exceed at any one time the total of FOUR MILLION DOLLARS AND NO/100 ($4,000,000.00) for the amount of the Guaranteed Obligations (the “Taylor Maximum Amount”).  The liability of Michael Young under this Guaranty (exclusive of liability under any other guaranties executed by the Guarantors) shall not exceed at any one time the total of ONE MILLION DOLLARS AND NO/100 ($1,000,000.00) for the amount of the Guaranteed Obligations (the “Young Maximum Amount” and collectively, together with the Word Maximum Amount and the Taylor Maximum Amount, the “Maximum Guaranteed Amount”).  Each Guarantor hereby acknowledges that the Guaranteed Obligations of Borrower may at any time and from time to time exceed the Maximum Guaranteed Amount, and any amounts received by Agent from time to time from Borrower or any other source other than the Guarantors for application to the Guaranteed Obligations shall not reduce the Guarantors’ liability pursuant to this Section 1. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

2.          No Setoff or Deductions; Taxes; Payments.  Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than any such obligation arising with respect to taxes based on or measured by the income or profits of the Creditors) is imposed upon any Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to Agent, for the ratable benefit of all affected Creditors, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Creditors to receive the same net amount which the Creditors would have received on such due date had no such obligation been imposed upon such Guarantor.  Each Guarantor will deliver promptly to Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder.  The obligations of the Guarantors under this Section 2 shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At Agent’s option, all payments under this Guaranty shall be made in the United States.  The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting Borrower, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of Borrower’s property, or by economic, political, regulatory or other events in the countries where Borrower is located.

3.          Tax Indemnification.  Without prejudice to Section 2 (No Setoff or Deductions; Taxes; Payments) if any Creditor is required to make any payment of or on account of tax on or in relation to any sum received or receivable under this Guaranty (including any sum deemed for purposes of tax to be received or receivable by such Creditor whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Creditor, the Guarantors, shall, within three Business Days of demand of Agent or such Creditor, promptly indemnify such Creditor for any loss or liability suffered as a result, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that (a) the liability of John M. Word, III under this Section 3 is limited to a maximum of $100,000, and (b) this Section 3 shall not apply to:

(i)
any Tax imposed on and calculated by reference to the net income actually received or receivable by the Creditors (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Creditors but not actually receivable) by the jurisdiction in which any Creditor is incorporated; or

(ii)
any Tax imposed on and calculated by reference to the net income of the facility office of any Creditor actually received or receivable by any Creditor (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Creditor but not actually receivable) by the jurisdiction in which its facility office is located.;

(iii)	If any Creditor intends to make a claim under this Section 3 it shall notify Borrower of the event giving rise to the claim.

4.         Rights of Creditors.  Each Guarantor consents and agrees that the Creditors may, at any time and from time to time, without notice or demand to the Guarantors, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof in accordance with the terms of the Guaranteed Obligations; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as Agent in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other Guarantors of any of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor.

5.          Certain Waivers.  Each Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Creditor) of the liability of Borrower; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require any Creditor to proceed against Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Creditor’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by Agent or any other Creditor; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating the Guarantors or sureties.  Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, or incurrence of new or additional Guaranteed Obligations.

6.          Obligations Independent.  The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other Guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

7.          Subrogation.  No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of the Creditors or facilities provided by the Creditors with respect to the Guaranteed Obligations are terminated.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Creditors and shall forthwith be paid to Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

8.          Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Creditors or facilities provided by the Creditors with respect to the Guaranteed Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or any Guarantor is made, in respect of the Guaranteed Obligations and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws, all as if such payment had not been made and whether or not Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of the Guarantors under this Section 8 shall survive termination of this Guaranty.

9.          Subordination.  Each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to the Guarantors, whether now existing or hereafter arising, including but not limited to any obligation of Borrower to any Guarantor as subrogee of Agent or resulting from any Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations, provided that any such payment may be made by Borrower to any Guarantor if no default then exists under the Facilities Agreement or would result from such payment.  If any Creditor so requests, any such obligation or indebtedness of Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for Agent and the proceeds thereof shall be paid over to Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

10.        Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or Borrower under any Debtor Relief Laws or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by any Creditor.

11.       Expenses.  The Guarantors shall pay on Agent’s demand all Creditors’ out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Creditor’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Creditors in any proceeding any Debtor Relief Laws.  The obligations of the Guarantors under this Section 11 shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

12.        Miscellaneous.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Agent and the Guarantors.  No failure by the Creditors to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.  Unless otherwise agreed by Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantors for the benefit of the Creditors or any term or provision thereof.

13.       Condition of Borrower.  Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other Guarantor such information concerning the financial condition, business and operations of Borrower and any other Guarantor as such Guarantor requires, and that no Creditor has a duty, and no Guarantor is relying on any Creditor at any time, to disclose to any Guarantor any information relating to the business, operations or financial condition of Borrower or any other Guarantor (each Guarantor waiving any duty on the part of the Creditors to disclose such information and any defense relating to the failure to provide the same).

14.        Representations and Warranties.  John M. Word III represents and warrants that he is a resident of the State of California. Lori Taylor represents and warrants that she is a resident of the State of Ohio.  Michael Young represents and warrants that he is a resident of the State of Florida. Each Guarantor represents and warrants, individually, that (a) this Guaranty (i) does not violate any agreement, instrument, law, regulation or order applicable to such Guarantor, (ii) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind and (iii) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guaranty, each Guarantor (i) has, without reliance on the Creditors or any information received from the Creditors and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and Borrowers, Borrowers’ business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Borrowers or the obligations and risks undertaken herein with respect to the Guaranteed Obligations, (ii) has adequate means to obtain from Borrowers on a continuing basis information concerning Borrowers, (iii) has full and complete access to the Credit Documents and any other documents executed in connection with the Credit Documents, and (iv) has not relied and will not rely upon any representations or warranties of the Creditors not embodied herein or any acts heretofore or hereafter taken by the Creditors (including but not limited to any review by the Creditors of the affairs of Borrowers).

15.        Indemnification and Survival.  Without limitation on any other obligations of the Guarantors or remedies of the Creditors under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Creditor from and against, and shall pay on demand, any and all damages, losses, liabilities, and expenses (including attorneys’ fees) that may be suffered or incurred by any Creditor in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.  The obligations of the Guarantors under this Section 15 shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

16.        Assignment.  This Guaranty shall be binding on, and shall inure to the benefit of the Guarantors, each Creditor, and their respective successors and assigns; provided that the Guarantors may not assign or transfer its rights or obligations under this Guaranty.  Without limiting the generality of the foregoing, any Creditor may assign, sell participations in or otherwise transfer its rights under the Credit Documents, as applicable, to any other person or entity, and the other person or entity shall then become vested with all the rights granted to such Creditor in this Guaranty or otherwise.

17.         Captions.  The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

18.        GOVERNING LAW; Assignment; Jurisdiction; Notices.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.  This Guaranty shall (a) bind each Guarantor and his or her successors and assigns, provided that no Guarantor may assign his or her rights or obligations under this Guaranty without the prior written consent of Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of each Creditor and its successors and assigns and any Creditor may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part.  Each Guarantor hereby irrevocably (i) submits to the non‑exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by any Creditor in connection with such action or proceeding shall be binding on any Guarantor if sent to such Guarantor by registered or certified mail at its address specified on Annex I attached hereto or such other address as from time to time notified by such Guarantor.  Each Guarantor agrees that each Creditor may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in such Creditor’s possession concerning such Guarantor, this Guaranty and any security for this Guaranty.  All notices and other communications to any Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to such Guarantor at its address set forth on Annex I attached hereto or at such other address in the United States as may be specified by such Guarantor in a written notice delivered to Agent at such office as Agent may designate for such purpose from time to time in a written notice to such Guarantor.

19.        WAIVER OF JURY TRIAL; FINAL AGREEMENT.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND EACH CREDITOR EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS.  THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20.       Foreign Currency.  If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the “Judgment Currency”) other than U.S. Dollars (the “Obligations Currency”), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment.  The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by Agent in the place of Agent’s choice at or about 8:00 a.m. on the date for determination specified above.  Guarantor shall indemnify the Creditors and hold the Creditors harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantors or any failure of the amount of any such judgment to be calculated as provided in this Section 20.

21.       Right of Contribution.  Each Guarantor hereby agrees that to the extent that (a) John M. Word, III has made any payment under this Guaranty, and (b) each of Lori Taylor and Michael Young have made payments under this Guaranty totaling less than the Taylor Maximum Amount and the Young Maximum Amount, respectively, then John M. Word, III shall be entitled to seek and receive contribution from and against each other Guarantor, up to a maximum amount equal to the lesser of (i) the total amount of payments made under the Guaranty by John M. Word, III, and (ii) difference between (x) the Maximum Guaranteed Amount applicable to such other Guarantor and (y) the total payments made under this Guaranty by such other Guarantor. Such right of contribution may not be asserted until all of the Guaranteed Obligations have been indefeasibly paid in full and shall be subject to all other terms and conditions of this Guaranty. The provisions of this Section 21 shall in no respect limit the obligations and liabilities of any Guarantor to the Creditors, and each Guarantor shall remain liable to each Creditor for the full amount guaranteed by such Guarantor hereunder.

22.        Severability.  If any provision of this Guaranty is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction, nor shall it invalidate, affect, or impair any of the remaining provisions of this Guaranty.

23.        Counterparts.  This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this the undersigned has caused this Continuing Guaranty to be duly executed as of the date first above written.

GUARANTORS

/s/ John M. Word
JOHN M. WORD, III

/s/ Lori Taylor
LORI TAYLOR

/s/ Michael Young
MICHAEL YOUNG

Signature Page to Better Choice Company – Continuing Personal Guaranty

ANNEX I

Guarantor Addresses

John M. Word, III

Lori Taylor

Michael Young